UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5

(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC acting as representatives in connection with Molson Coors Brewing Company’s (the “Company”) proposed offer and sale by the Company of (i) $300,000,000 aggregate principal amount of its 2.000% Senior Notes due May 1, 2017, (ii) $500,000,000 aggregate principal amount of its 3.500% Senior Notes due May 1, 2022 and (iii) $1,100,000,000 aggregate principal amount of its 5.000% Senior Notes due May 1, 2042 (collectively, the “Notes”). The Underwriting Agreement contains representations by the Company and indemnification on certain matters in favor of the underwriters named therein.

The Company expects to issue the Notes on May 3, 2012.

A copy of the Underwriting Agreement is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by this reference.

On April 26, 2012, the Company filed with the Securities and Exchange Commission a Prospectus Supplement dated April 26, 2012 in connection with the public offering of the Notes. A final Prospectus Supplement was filed with the Securities and Exchange Commission on April 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Underwriting Agreement, dated as of April 26, 2012, by and between the Company and Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as Representatives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012

MOLSON COORS BREWING COMPANY

By:	/s/ Samuel D. Walker
Samuel D. Walker
Global Chief Legal & People Officer

Exhibit Index

Exhibit Number	Description

99.1	Underwriting Agreement, dated as of April 26, 2012, by and between the Company and Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as Representatives

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